As filed with the Securities and Exchange Commission on February 29, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAYONIER INC.,

RAYONIER OPERATING COMPANY LLC,

RAYONIER TRS HOLDINGS INC.,

and

RAYONIER FOREST RESOURCES, L.P.

Certain co-registrants are identified in the “Table of Additional Registrants” below.

(Exact name of Registrants as specified in charter)

North Carolina Delaware Delaware Delaware	13-2607329 27-2793120 20-0392883 06-1159803
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

(904) 357-9100

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Michael R. Herman, Esq.

Vice President, General Counsel and Assistant Secretary

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

(904) 357-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copy to:

M. Hill Jeffries

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, GA 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Larger accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum offering price(1)	Amount of registration fee(2)
Debt Securities
Guarantees(3)
Common Shares, no par value
Preferred Shares
Warrants(4)

(1)	Pursuant to Form S-3 General Instruction II(E), information is not required to be included. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The securities registered hereunder include securities as may from time to time be issued upon conversion, exchange or exercise of other securities registered hereunder. Any securities registered hereunder may be sold separately or together as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exchange or exercise of other securities or that are issued in units.

(2)	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee, except for $19,983 of fees paid with respect to the unsold portion of securities initially registered pursuant to Registration Statement No. 333-107213 filed on July 22, 2003, which unused filing fees may be offset against future filing fees due. Pursuant to Rule 457(p), such unused filing fees were transferred to Registration Statement No. 333-143150 filed on May 22, 2007 and subsequently to Registration Statement No. 333-167011 filed on May 21, 2010. Pursuant to Rule 415(a)(6), such unused filing fees may be applied to any filing fees payable pursuant to this registration statement.
(3)	Rayonier Inc. and the Co-Registrants listed above, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n), no separate registration fee will be paid in respect of any such guarantees.
(4)	Represents warrants to purchase debt securities, common shares or preferred shares registered hereby.

TABLE OF ADDITIONAL REGISTRANTS

The following direct or indirect subsidiaries of Rayonier Inc. may be guarantors of debt securities offered by Rayonier Inc., Rayonier Operating Company LLC, Rayonier TRS Holdings Inc. or Rayonier Forest Resources, L.P. and are Co-Registrants:

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Belfast Commerce Centre LLC	Delaware	61-1620525
Neoga Lakes, LLC	Delaware	27-1726239
Rayonier Canterbury, LLC	Delaware	04-3841382
Rayonier East Nassau Timber Properties I, LLC	Delaware	45-2904660
Rayonier East Nassau Timber Properties II, LLC	Delaware	45-2904745
Rayonier East Nassau Timber Properties III, LLC	Delaware	45-2904812
Rayonier East Nassau Timber Properties IV, LLC	Delaware	45-2904997
Rayonier East Nassau Timber Properties V, LLC	Delaware	45-2905086
Rayonier East Nassau Timber Properties VI, LLC	Delaware	45-2922050
Rayonier East Nassau Timber Properties VII, LLC	Delaware	45-2922093
Rayonier Gulf Timberlands LLC	Delaware	61-1661886
Rayonier Louisiana Timberlands LLC	Delaware	45-2890869
Rayonier Minerals, LLC	Delaware	57-1194570
Rayonier Performance Fibers, LLC	Delaware	80-0084456
Rayonier Products LLC	Delaware	45-0675240
Rayonier Properties, LLC	Delaware	57-1194574
Rayonier Timberlands Management, LLC	Delaware	06-1148576
Rayonier TRS Forest Operations, LLC	Delaware	20-5485294
Rayonier TRS Louisiana Operations Inc.	Delaware	45-3621130
Rayonier TRS Mississippi Operations Inc.	Delaware	45-3621440
Rayonier TRS Tennessee Operations Inc.	Delaware	45-3621892
Rayonier Wood Procurement, LLC	Delaware	80-0084451
Rayonier Wood Products, L.L.C.	Delaware	57-1194568
Southern Wood Piedmont Company	Delaware	58-1078994
TerraPointe LLC	Delaware	59-3607205
TerraPointe Services Inc.	Delaware	06-1158895

(1)	The address of each co-registrant is 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207

PROSPECTUS

RAYONIER INC.

DEBT SECURITIES

GUARANTEES

COMMON SHARES

PREFERRED SHARES

WARRANTS

RAYONIER OPERATING COMPANY LLC

DEBT SECURITIES

GUARANTEES

WARRANTS

RAYONIER TRS HOLDINGS INC.

DEBT SECURITIES

GUARANTEES

WARRANTS

RAYONIER FOREST RESOURCES, L.P.

DEBT SECURITIES

GUARANTEES

WARRANTS

By this prospectus, Rayonier Inc. may offer debt its securities, guarantees, common shares, preferred shares and warrants and each of Rayonier Operating Company LLC, Rayonier TRS Holdings Inc. and Rayonier Forest Resources, L.P. may offer their debt securities and warrants. Additionally, any or all of the direct or indirect subsidiaries of Rayonier Inc. named herein, including Rayonier Operating Company LLC, Rayonier TRS Holdings Inc. and Rayonier Forest Resources, L.P., may guarantee any debt securities offered by Rayonier Inc., Rayonier Operating Company LLC, Rayonier TRS Holdings Inc. or Rayonier Forest Resources, L.P. When referenced in their capacity as guarantors, we refer to Rayonier Inc. and each of its direct and indirect subsidiaries herein as “guarantors.”

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

Rayonier Inc.’s common shares are listed on the New York Stock Exchange under the symbol “RYN.”

INVESTING IN ANY OF THE SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER EACH OF THE FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS, AS WELL AS THE RISKS CONTAINED OR DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE BEFORE YOU MAKE AN INVESTMENT IN ANY OF THE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 29, 2012.

i

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

ii

Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus and in any accompanying prospectus supplement, references to “we,” “us,” “our,” “the company” and other similar references are to Rayonier Inc. and all of its subsidiaries (including each of the guarantors) on a consolidated basis. References to “Rayonier” are to Rayonier Inc., references to “Rayonier Operating Company” are to Rayonier Operating Company LLC, references to “TRS Holdings” are to Rayonier TRS Holdings Inc. and references to “Forest Resources” are to Rayonier Forest Resources, L.P.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, Rayonier Inc., Rayonier Operating Company LLC, Rayonier TRS Holdings Inc. and Rayonier Forest Resources, L.P. may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and any such securities which are debt securities may be guaranteed by one or more guarantors.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

Rayonier files annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public via the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. You can also obtain information about Rayonier at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Rayonier Operating Company, TRS Holdings and Forest Resources do not currently file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” although one or more of these companies may elect or may be required to do so in the future. You are encouraged to visit the SEC’s web site to view any future SEC filings that these companies might make.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities that we may offer. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

The SEC allows us to “incorporate by reference” the information we file, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make (other than information in such documents that is deemed not to be filed) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

•	Our Current Report on Form 8-K filed on January 4, 2012.

•	Our Registration Statement on Form 8-A/A filed on February 4, 1994 and any amendment or report filed for the purpose of updating such description.

We make available free of charge on or through our Internet website, www.rayonier.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to those reports and statements filed or furnished pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any other documents available on our website are not incorporated by reference into this prospectus.

Alternatively, you may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

Investor Relations Department

Rayonier Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

(904) 357-9100

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference regarding anticipated financial outcomes including earnings guidance, if any, business and market conditions, outlook and other similar statements relating to our future financial and operational performance, are such “forward-looking statements.” These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “anticipate” and other similar language.

All of our forward-looking statements are based on management’s current expectations and assumptions regarding our business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future performance, and you should not place undue reliance on such statements. Our actual results may differ materially from those set forth or contemplated in our forward-looking statements. The following important factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this prospectus, any prospectus supplement and the documents we incorporate by reference:

•	the effect of the current economic downturn, which is impacting many areas of our economy, including the housing market, availability and cost of credit, and demand for our products and real estate;

•	the cyclical and competitive nature of the industries in which we operate;

•	fluctuations in demand for, or supply of, our forest products and real estate offerings;

•	entry of new competitors into our markets;

•	changes in global economic conditions and world events, including political changes in particular regions or countries;

•	the uncertainties of potential impacts of climate-related initiatives;

•	changes in energy and raw material prices, particularly for our Performance Fibers and Wood Products businesses;

•

impacts of the rising costs of fuel, including the cost and availability of transportation for our products, both domestically and internationally, and the cost and availability of third party logging and trucking services;

•	unanticipated equipment maintenance and repair requirements at our manufacturing facilities;

•	the geographic concentration of a significant portion of our timberland;

•	our ability to identify, finance and complete timberland acquisitions;

•

changes in environmental laws and regulations, including laws regarding air emissions and water discharges, remediation of contaminated sites, timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so;

•

adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products and raw materials such as wood, energy and chemicals;

•	interest rate and currency movements;

•	our capacity to incur additional debt, and any decision we may make to do so;

•	changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors;

•	the ability to complete like-kind exchanges of property;

•	changes in key management and personnel;

•

our ability to continue to qualify as a real estate investment trust, or REIT, and to fund distributions using cash generated through our taxable REIT subsidiaries and changes in tax laws that could reduce the benefits associated with REIT status;

•	our ability to execute our cellulose specialties expansion at our Jesup, Georgia performance fibers mill within our budgeted time and capital expenditure target; and

•	our ability to sell new cellulose specialties volume from our cellulose specialties expansion at our Jesup, Georgia performance fibers mill to our customers.

In addition, specifically with respect to our real estate business, the following important factors, among others, could cause actual results to differ materially from those in our forward-looking statements:

•	the cyclical nature of the real estate business generally, including fluctuations in demand for both entitled and unentitled property;

•	the current downturn in the housing market;

•

the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control;

•	the potential for legal challenges to entitlements and permits in connection with our properties;

•	unexpected delays in the entry into or closing of real estate transactions;

•	the existence of competing developers and communities in the markets in which we own property;

•	the pace of development and the rate and timing of absorption of existing entitled property in the markets in which we own property;

•	changes in the demographics affecting projected population growth and migration to the Southeastern United States;

•

changes in environmental laws and regulations, including laws regarding water withdrawal and management and delineation of wetlands, that may restrict or adversely impact our ability to sell or develop properties;

•	the cost of the development of property generally, including the cost of property taxes, labor and construction materials;

•	the timing of construction and availability of public infrastructure; and

•	the availability of financing for real estate development and mortgage loans.

The above description of risks and uncertainties is not all-inclusive but is designed to highlight what we believe are important factors to consider. For additional factors that could impact future results, please see “Risk Factors” herein and similar discussions in our other SEC filings, including, without limitation, our annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports we file with the SEC.

Forward-looking statements are only as of the date they are made, and we undertake no duty to update our forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports to the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE COMPANY

We are a leading international forest products company primarily engaged in activities associated with timberland management, the sale and entitlement of real estate, and the production and sale of high value specialty cellulose fibers and fluff pulp. We believe that Rayonier is the seventh largest private timberland owner in the U.S. We own, lease or manage approximately 2.7 million acres of timberland and real estate located in the United States and New Zealand. Included in this property is approximately 200,000 acres of high value real estate located primarily along the coastal corridor from Savannah, Georgia to Daytona Beach, Florida. We own and operate two specialty cellulose mills in the United States. In addition, we manufacture lumber in three sawmills in Georgia and engage in the trading of logs.

Our shares are publicly traded on the NYSE under the symbol “RYN.” We are a North Carolina corporation with executive offices located at 1301 Riverplace Boulevard, Jacksonville, Florida 32207. Our telephone number is (904) 357-9100. Our website address is www.rayonier.com. The information contained on our website is not part of this prospectus unless it is otherwise filed with the SEC.

Rayonier is a REIT. Under this structure, we are generally not required to pay federal income taxes on our earnings from timber harvest operations and other REIT-qualifying activities contingent upon meeting applicable distribution, income, asset, shareholder and other tests.

Our U.S. timber operations are primarily conducted by our wholly-owned REIT subsidiaries. Our non-REIT qualifying operations, which are subject to corporate-level tax, are held by our wholly-owned taxable REIT subsidiary, TRS Holdings. These operations include our Performance Fibers, Wood Products and trading businesses, as well as the sale and entitlement of HBU properties.

RISK FACTORS

Investing in our securities involves a significant degree of risk. In deciding whether to invest in our securities, you should carefully consider those risk factors included in our most recent annual report on Form 10-K as supplemented by our quarterly reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement, together with all of the other information presented in this prospectus, any prospectus supplement and the documents we have incorporated by reference. Each of these factors could materially adversely affect our operations, financial results and the market price of our securities.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions, share repurchases and additions to our working capital.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the periods indicated are as follows:

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	6.86x	5.56x	7.79x	4.46x	4.43x

We computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before income taxes, plus (1) fixed charges, and (2) amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed and capitalized and interest attributable to operating leases.

No ratios of combined fixed charges and preferred share dividends to earnings are shown because we have no outstanding preferred shares. Therefore, if shown, such ratios would be identical to the ratios of earnings to fixed charges shown above.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued from time to time in series under a senior debt indenture or a subordinated debt indenture with a trustee. The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are exhibits to the registration statement of which this prospectus is a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms are incorporated herein by reference.

In this section references to “the issuer,” “we,” “our” and “us” refer either to Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry, Delivery and Form.”

Debt Securities May Be Senior or Subordinated

Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Rayonier, Rayonier Operating Company, TRS Holdings, Forest Resources or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the case may be.

Neither any limited or general partner of Forest Resources, including Rayonier Operating Company, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of Forest Resources or of any successor of any limited or general partner of Forest Resources will have any obligation for payment of debt securities or for any of Rayonier’s, Rayonier Operating Company’s, TRS Holdings’ or Forest Resources’ obligations, covenants or agreements contained in the debt securities or the applicable indenture. Similarly, no principal, shareholder, member, officer, director, trustee or employee of Rayonier, Rayonier Operating Company or TRS Holdings will have any obligation for payment of debt securities or for any of each others’ or Forest Resources’ obligations, covenants or agreements contained in the debt securities or applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. This waiver and release are part of the consideration for the issuance of debt securities and will not apply to the liability of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources solely in its capacity of guarantor of any series of debt securities to the extent of any such guarantee.

Any senior debt securities of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of the issuer’s other senior unsecured and unsubordinated debt.

The subordinated debt securities of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of the issuer’s “senior indebtedness,” as defined in the applicable subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. As of December 31, 2011, $773.1 million aggregate principal amount of Rayonier’s, Rayonier Operating Company’s, TRS Holdings’ and Forest Resources’ total indebtedness constituted senior indebtedness. None of the indentures limit the issuer’s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.

When we refer to “senior debt securities” in this prospectus, we mean the senior debt securities of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources, unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean the subordinated debt securities of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources, unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture of Rayonier

The senior debt securities and the subordinated debt securities of Rayonier will each be governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Rayonier, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of Rayonier are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier Operating Company, TRS Holdings and Forest Resources may, under each of Rayonier’s indentures, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of Rayonier. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

The trustee under an indenture has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “Events of Default, Remedies and Notice.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

See “The Trustee” below for more information about the trustee.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Rayonier, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of Rayonier Operating Company

The senior debt securities and the subordinated debt securities of Rayonier Operating Company will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Rayonier Operating Company, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of Rayonier Operating Company are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier, TRS Holdings and Forest Resources may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series of debt securities of Rayonier Operating Company. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Rayonier Operating Company, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of TRS Holdings

The senior debt securities and the subordinated debt securities of TRS Holdings will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between TRS Holdings, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of TRS Holdings are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier, Rayonier Operating Company and Forest Resources may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of TRS Holdings. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of TRS Holdings, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of Forest Resources

The senior debt securities and the subordinated debt securities of Forest Resources will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Forest Resources, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The form of indentures governing the debt securities of Forest Resources are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier, Rayonier Operating Company and TRS Holdings may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of Forest Resources. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

When we refer to the indenture, guarantor or the trustee with respect to any debt securities of Forest Resources, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under a debt indenture as we wish. When we refer to a series of debt securities, we mean a series issued under the applicable indenture. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, including any additional terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

Amounts That We May Issue

None of the indentures will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities will not limit Rayonier’s, Rayonier Operating Company’s, TRS Holdings’ or Forest Resources’ ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, neither Rayonier, Rayonier Operating Company, TRS Holdings nor Forest Resources is subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal amount may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The U.S. federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	whether the issuer of the debt securities is Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources;

•	whether they will be guaranteed by any of the guarantors;

•	the form and title of the debt securities;

•

whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on these deferred amounts will be payable;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	any changes to or additional Events of Default (as described below in “Events of Defaults, Remedies and Notices”) or covenants;

•	the terms, if any, upon which the debt securities may be convertible into or exchanged for stock, other debt securities or other securities;

•	any additional covenants (see “Other Covenants” below); and

•	any other terms of the debt securities or any applicable guarantee.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and, if applicable, of the term of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “Events of Default, Remedies and Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise. Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit the issuer of the subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the subordinated debt indenture, including all debt securities the issuer has issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of the issuer as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of the issuer” includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of the issuer” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;

•	in the event of any liquidation, dissolution or other winding up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;

•	if any subordinated debt securities of issuer have been declared due and payable before their stated maturity; or

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

The following covenants apply to Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as applicable, with respect to the debt securities of each series it issues unless otherwise specified in the applicable prospectus supplement.

Merger, Amalgamation, Consolidation and Sale of Assets

Each of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources is generally permitted to merge or consolidate with another entity. Each of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources is also permitted to sell its assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the issuer of the debt securities, whether Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the case may be, may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not the issuer, the successor entity must be a corporation, partnership, trust or limited liability company organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of the issuer under the debt securities of that series and the indenture with respect to that series.

•

Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “Events of Default, Remedies and Notice.”

•

The issuer or the successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, properties or assets of the issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture.

•

The issuer and the guarantor, if applicable, have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

Notwithstanding the foregoing, this covenant shall not prohibit a merger or consolidation with, or transfer of all or substantially all assets to, an entity which at the time of such merger, consolidation or transfer is wholly owned.

If the conditions described above are satisfied with respect to the debt securities of any series, Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the case may be, as issuer of those debt securities, will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the issuer of those debt securities wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer of those debt securities will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the issuer but in which the issuer does not merge or consolidate and any transaction in which the issuer sells less than substantially all of its assets.

Any limitation applicable to the ability of any of the guarantors, including Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the case may be, in its capacity as guarantor of debt securities of any series of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources to participate in any of the actions described above will be set forth in the supplemental indenture for such series of debt securities.

Reports

So long as any debt securities are outstanding, Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the issuer of such debt securities, as applicable, will file with the trustee, within 15 days after they are required to be filed with the SEC, copies of the annual reports and of the information, documents and other reports which Rayonier, such issuer or any guarantor of such debt securities is required to file with the SEC pursuant to the Exchange Act.

Other Covenants

A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series of debt securities.

Events of Default, Remedies and Notice

Events of Default

Unless otherwise indicated in an accompanying prospectus supplement, each of the following events will be an “Event of Default” under the indenture with respect to a series of debt securities:

•	default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment, if any, on any debt securities of that series when due;

•

failure to comply for 60 days (or 180 days in the case of a Reporting Failure as defined below) after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series;

•	our bankruptcy, insolvency or reorganization; or

•

if any series of debt securities is entitled to the benefits of a guarantee by any of the guarantors, the guarantee by any of the guarantors ceases to be in full force and effect with respect to debt securities of that series (except as otherwise provided by the indenture) or is declared null and void in a judicial proceeding, or any of the guarantors denies or disaffirms its obligations under the indenture or the guarantee.

“Reporting Failure” means Rayonier’s failure to file with the trustee, within 15 days after Rayonier is required to file the same with the SEC within the time periods specified in the Exchange Act or in the relevant forms thereunder (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the annual reports, information, documents or other reports which Rayonier may be required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act.

Exercise of Remedies

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities that may be outstanding under the indenture. If an Event of Default occurs with respect to a series of debt securities, other than an Event of Default described in the fifth bullet point above, and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

A default under the fourth bullet point above will not constitute an Event of Default with respect to a series of debt securities until the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days (or 180 days in the case of a Reporting Failure) after receipt of notice.

The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the trustee or the holders with respect to the debt securities of that series, but only if:

•	rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•

all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

The trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any costs, liability or expense that may be incurred in exercising such rights or powers. No holder of debt securities of any series may pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	such holder has previously given the trustee notice that an Event of Default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee reasonable indemnity or security against any cost, liability or expense to be incurred in pursuit of the remedy;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security;

•

the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request within such 60-day period; and

•	this provision does not, however, affect the right of a holder to sue for enforcement of any overdue payment respecting its own debt securities.

The holders of a majority in principal amount of the outstanding debt securities of each series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the indenture;

•	the trustee determines is unduly prejudicial to the rights of any other holder; or

•	would involve the trustee in personal liability.

Notice of Events of Default

Upon the occurrence of a Default or an Event of Default, we are required to give written notice to the trustee and indicate what action we propose to take to cure it. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture or whether any Default or Event of Default has occurred during the previous year.

If a Default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must mail to each holder of debt securities of that series a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in the payment of principal, premium, if any, or interest with respect to the debt securities of any series, the trustee may withhold such notice but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders of debt securities of that series.

Amendments and Waivers

We may amend the indenture without the consent of any holder of debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	make any change in respect of any other series of debt securities issued under the indenture that is not applicable to such series;

•	provide for the assumption by a successor of our obligations under the indenture;

•	secure the debt securities or add guarantees of debt securities;

•	add covenants for the protection of the holders or surrender any right or power conferred upon us;

•	make any change that does not adversely affect the rights of any holder;

•	add or appoint a successor or separate trustee;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	establish the form or terms of debt securities of any series to be issued under the indenture.

In addition, we may amend the indenture if the holders of a majority in principal amount of all outstanding debt securities of each series that would be affected consent to it. We may not, however, without the consent of each holder of any outstanding debt securities that would be affected, amend the indenture to:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	make any change to an amendment provision which requires each holder’s consent;

•	make any change in the waiver provisions; or

•

modify or affect in any adverse manner the terms and conditions of the obligations of any of the guarantors in respect of its guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund or additional amounts with respect to any guaranteed debt security of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources as the case may be.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to all holders of debt securities of an affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in principal amount of the outstanding debt securities of each affected series may, on behalf of all holders of debt securities of that series, waive any past Default or Event of Default with respect to that series, except one in respect of:

•	the payment of principal of, premium, if any, or interest on any debt securities of that series; or

•	a provision of the indenture that cannot be amended without the consent of the holder of each outstanding debt security affected.

Neither Rayonier, Rayonier Operating Company, TRS Holdings nor Forest Resources may amend the subordinated debt indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Rayonier, Rayonier Operating Company, TRS Holdings nor Forest Resources may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect in any material respect the outstanding subordinated debt securities it has issued of any one or more series, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Defeasance and Discharge

At any time, we may terminate all our obligations under the indenture as they relate to a particular series of debt securities, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate some of our obligations under the indenture, including our obligations:

•	relating to the defeasance trust, including the rights of holders to receive payments from the trust;

•	to register the transfer or exchange of the debt securities of that series;

•	to replace mutilated, destroyed, lost or stolen debt securities of that series; or

•	to maintain a registrar and paying agent in respect of the debt securities of that series.

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate our obligations under or the operation of:

•	some of the covenants applicable to a series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement; and

•	any Event of Default that is added specifically for such series and described in a prospectus supplement.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default that is added specifically for such series and described in a prospectus supplement.

In order to exercise either defeasance option, we must:

•

irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

•	comply with certain other conditions, including that no Default with respect to that series has occurred and is continuing after the deposit in trust; and

•

deliver to the trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

In the event of any legal defeasance, holders of the debt securities of the defeased series would be entitled to look only to the trust fund for payment of principal of, premium, if any, and interest on their debt securities through maturity.

Although the amount of money and U.S. government obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. We would remain liable for such payments, however.

In addition, we may discharge all our obligations under the indenture with respect to debt securities of a particular series, other than our obligation to register the transfer of and exchange such debt securities, provided that we either:

•	deliver all outstanding debt securities of such series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Book Entry, Delivery and Form

We may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. We expect that DTC will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be registered in the name of DTC’s nominee, Cede & Co., and deposited with or on behalf of DTC, and we will not issue physical certificates to any holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities.

Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

DTC advises us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the United States Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., NYSE Euronext and the Financial Industry Regulatory Authority, or FINRA. The rules that apply to DTC and its participants are on file with the SEC.

DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

We will wire principal, premium, if any, and interest payments due on the global securities to DTC’s nominee. We, the trustee and any paying agent will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.”

Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the trustee or us.

Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and in any case a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

The Trustee

The prospectus supplement relating to any series of debt securities will identify the trustee.

The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims in some cases or to realize for its own account on property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in some other transactions. However, if it acquires any conflicting interest after a Default has occurred under the indenture and is continuing, it must eliminate the conflict or resign as trustee.

If an Event of Default occurs and is not cured or waived, the trustee is required to exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee reasonable security and indemnity against the costs and liabilities that it may incur.

The trustee may be a depositary for funds of, may make loans to and may perform other routine banking services for us and our affiliates in the normal course of business.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

Rayonier may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier Operating Company, TRS Holdings or Forest Resources, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier Operating Company, TRS Holdings or Forest Resources to punctually pay any principal, premium or interest on any guaranteed debt security, Rayonier will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Rayonier. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

Rayonier Operating Company may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier, TRS Holdings or Forest Resources, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, TRS Holdings or Forest Resources to punctually pay any principal, premium or interest on any guaranteed debt security, Rayonier Operating Company will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Rayonier Operating Company. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

TRS Holdings may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier, Rayonier Operating Company or Forest Resources, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, Rayonier Operating Company or Forest Resources to punctually pay any principal, premium or interest on any guaranteed debt security, TRS Holdings will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by TRS Holdings. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

Forest Resources may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier, Rayonier Operating Company or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, Rayonier Operating Company or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security, Forest Resources will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Forest Resources. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

In addition to the guarantees described above, any of Rayonier’s direct or indirect subsidiaries, each an “additional subsidiary guarantor,” may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources to punctually pay any principal, premium or interest on any guaranteed debt security, the additional subsidiary guarantor will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the additional subsidiary guarantor. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. The additional subsidiary guarantors are as follows:

Belfast Commerce Centre LLC	Rayonier Performance Fibers, LLC

Neoga Lakes, LLC	Rayonier Products LLC

Rayonier Canterbury, LLC	Rayonier Properties, LLC

Rayonier East Nassau Timber Properties I, LLC	Rayonier Timberlands Management, LLC

Rayonier East Nassau Timber Properties II, LLC	Rayonier TRS Forest Operations, LLC

Rayonier East Nassau Timber Properties III, LLC	Rayonier TRS Louisiana Operations Inc.

Rayonier East Nassau Timber Properties IV, LLC	Rayonier TRS Mississippi Operations Inc.

Rayonier East Nassau Timber Properties V, LLC	Rayonier TRS Tennessee Operations Inc.

Rayonier East Nassau Timber Properties VI, LLC	Rayonier Wood Procurement, LLC

Rayonier East Nassau Timber Properties VII, LLC	Rayonier Wood Products, L.L.C.

Rayonier Gulf Timberlands LLC	Southern Wood Piedmont Company

Rayonier Louisiana Timberlands LLC	TerraPointe LLC

Rayonier Minerals, LLC	TerraPointe Services Inc.

DESCRIPTION OF CAPITAL STOCK

In this section, references to “we,” “our” and “us” refer to Rayonier Inc. and not to any subsidiaries.

As of December 31, 2011, our authorized capital stock was 255,000,000 shares. Those shares consisted of: (a) 15,000,000 preferred shares, none of which were outstanding; and (b) 240,000,000 common shares, no par value. As of December 31, 2011, 122,035,177 common shares were issued and outstanding. As of that date, we also had 33,216,935 common shares reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans, upon exchange of TRS Holdings’ outstanding 3.75% Senior Exchangeable Notes due 2012, upon exchange of TRS Holdings’ outstanding 4.50% Senior Exchangeable Notes due 2015 and upon exercise of warrants we sold contemporaneously with the issuances thereof.

Common Shares

Listing

Our outstanding common shares are listed on the New York Stock Exchange under the symbol “RYN.” Any additional common shares we issue also will be listed on the New York Stock Exchange.

Dividends

Subject to the rights of any series of preferred shares that we may issue, the holders of common shares may receive dividends when and as declared by the board of directors. Dividends may be paid in cash, shares or other form out of legally available funds.

Fully Paid

All outstanding common shares are fully paid and non-assessable. Any additional common shares we issue will also be fully paid and non-assessable.

Voting Rights

Subject to any special voting rights of any series of preferred shares that we may issue in the future, the holders of common shares may vote one vote for each share held in the election of directors and on all other matters voted upon by our shareholders. Holders of common shares may not cumulate their votes in the election of directors.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders, if any. The holders of common shares have no preemptive rights. Common shares are not subject to any redemption provisions and are not convertible into any other securities.

Preferred Shares

Our board of directors can, without approval of shareholders, issue one or more series of preferred shares. Subject to the provisions of our articles of incorporation and limitations prescribed by North Carolina law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred shares, the number of shares constituting each series and the terms and conditions of issue. Our articles of incorporation limit the amount any holder of preferred shares is entitled to receive upon an involuntary liquidation of Rayonier to $100 per preferred share.

If we offer preferred shares, the specific designations and rights will be described in the prospectus supplement relating to the preferred shares offered. The registration statement of which this prospectus forms a part will incorporate by reference the certificate of amendment of our charter relating to the offered series of preferred shares.

Undesignated preferred shares may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of preferred shares may adversely affect the rights of the holders of our common shares. For example, any preferred shares issued may rank prior to our common shares as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into common shares. As a result, the issuance of preferred shares may discourage bids for our common shares or may otherwise adversely affect the market price of our common shares or any existing preferred shares.

The preferred shares will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our articles of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts.

Classified Board of Directors and Limitations on Removal of Directors

Our articles of incorporation provide that the board of directors is divided into three classes as nearly equal in number as possible. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of shareholders. Directors can be removed only for cause. A staggered board makes it more difficult for shareholders to change the majority of the directors and instead promotes a continuity of existing management.

Blank Check Preferred Shares

Our certificate of incorporation authorizes the issuance of blank check preferred shares. The board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred shares and could issue such shares in either private or public transactions. In some circumstances, the blank check preferred shares could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

Amendment of our Bylaws

Our bylaws may be amended or repealed by our board of directors, including any bylaw adopted, amended or repealed by our shareholders.

North Carolina Shareholder Protection Act

The North Carolina Shareholder Protection Act generally requires the affirmative vote of 95% of a public corporation’s voting shares to approve a “business combination” with any other entity that a majority of continuing directors determines beneficially owns, directly or indirectly, more than 20% of the voting shares of the corporation (or ever owned more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the act are satisfied.

“Business combination” is defined by the statute as (i) any merger, consolidation or conversion of a corporation with or into any other entity, (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof by any other entity of assets having a value of $5,000,000 or more in exchange for securities of the corporation.

The act contains provisions that allowed a corporation to “opt out” of the applicability of the act’s voting provisions within specified time periods that generally have expired. The act applies to Rayonier since we did not opt out within these time periods.

Special Meetings of Shareholders

Neither our articles of incorporation nor our bylaws give shareholders the right to call a special meeting of shareholders. Our bylaws provide that special meetings of shareholders may be called only by our board of directors.

Requirements for Qualification as a REIT

In order to maintain our qualification as a REIT, we must abide by certain provisions in the Internal Revenue Code of 1986, as amended, including rules restricting concentration of ownership. For more information, please see “Certain Federal Income Tax Consequences—Organizational and Ownership Requirements.”

Limitation of Liability of Officers and Directors

Our articles of incorporation limit the liability of our directors to us and our shareholders to the fullest extent permitted by North Carolina law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s duty in such capacity, except for liability:

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful distributions as provided in Section 55-8-33 of the North Carolina Business Corporation Act; or

•	for any transaction from which the officer or director derived an improper personal benefit.

Our articles of incorporation also provide indemnification to our directors and officers to the maximum extent allowed by North Carolina law as it exists now or may hereafter be amended. Our directors and officers generally are entitled to indemnity against all liabilities and expenses in any suit or preceding, including a derivative suit, arising out of their status or activities as directors or officers, unless the actions taken by the individual to be indemnified were at the time taken known or believed by him or her to be clearly in conflict with our best interests.

The inclusion of these provisions in our articles of incorporation may reduce the likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against our directors for breach of their duties, even though such an action, if successful, might have otherwise benefited us and our shareholders. These provisions do not alter the liability of directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Transfer Agent and Registrar

Our transfer agent and registrar of the common shares is The Bank of New York Mellon Trust Company, N.A.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred shares or common shares. Warrants may be issued independently or together with debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with any offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants by the named issuer will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise prices are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

As of December 31, 2011, no debt warrants were outstanding.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred share warrants or common share warrants by the named issuer will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common shares or preferred shares purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

As of December 31, 2011, no preferred share warrants or common share warrants were outstanding.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material United States federal income tax considerations relating to our taxation and qualification as a REIT. The information in this discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, current, temporary and proposed Treasury Regulations thereunder, existing administrative interpretations and practices of the Internal Revenue Service, or the “IRS,” and judicial decisions, all of which are subject to change, possibly with retroactive effect. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations or judicial decisions will not significantly change the current law or adversely affect existing interpretations of current law. In addition, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions or positions described in the discussion set forth below.

Taxation of Rayonier

General

Under federal income tax law, if certain detailed conditions imposed by the Code and related Treasury Regulations are satisfied, an entity that invests principally in real estate and that would otherwise be subject to tax as a corporation may elect to be treated as a REIT for federal income tax purposes. These conditions relate, in part, to the nature of the entity’s assets and income. Provided we qualify as a REIT, we will generally not be subject to federal corporate income tax on taxable income that we distribute to our shareholders each year. This treatment substantially eliminates the “double taxation” that ordinarily applies to regular corporations that are subject to taxation once at the corporate level, when income is earned, and again at the shareholder level, when that income is distributed.

We have elected to be treated for federal income tax purposes as a REIT commencing with our taxable year ending December 31, 2004. Although no assurance can be given, we believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT as of January 1, 2004 and through the date of this filing, and we intend to continue to operate in such a manner. In addition, as described more fully under “Income Tests” below, we have received a private letter ruling from the IRS substantially to the effect that our timberlands, including our timberlands that are subject to certain timber cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests discussed below and that the gains we derive from these timber cutting contracts will be from the sale of real property for purposes of the REIT gross income tests. However, our future qualification and taxation as a REIT will depend on our ability to meet on an ongoing basis (through actual annual operating results, asset base, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. In addition, no assurance can be given that the IRS will not challenge the conclusions and tax positions described in this discussion. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “Failure to Qualify as a REIT.”

Provided we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we currently distribute to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation.

Even if we qualify to be taxed as a REIT, we will be subject to federal tax under certain circumstances, including the following:

•	We will be subject to tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. See, however, “Annual Distribution Requirements” with respect to our ability to elect to treat as having been distributed to shareholders certain of our capital gains upon which we have paid taxes, in which event the taxes that we have paid with respect to such income would be available as a credit or refund to shareholders.

•

If in a taxable transaction we dispose of an asset held at the REIT level that we owned at the time of our January 1, 2004 REIT conversion which had a fair market value on the conversion date in excess of its tax basis, referred to as “built-in gain,” we will be subject to tax on the built-in gain at the highest regular corporate rate applicable if the disposition of that asset occurs during the ten-year period following our REIT conversion. In addition, if we acquire an asset from a corporation that is subject to corporate-level tax under subchapter C of the Code in a transaction in which our basis in the asset is determined by reference to the transferor’s basis (a “carryover basis transaction”), we will similarly be subject to tax at the highest regular corporate rate applicable if we recognize gain on a disposition of the asset during the ten-year period following our acquisition of the asset. Income derived from the harvesting and sale of timber pursuant to certain timber cutting contracts (as opposed to gain derived from the sale of timberlands) is not subject to this built-in gains tax. Thus, we will not be subject to the built-in gains tax on the income we derive from the harvesting and sale of timber from timberlands we held at the time of our REIT conversion or from timberlands we acquire in the future in a carryover basis transaction from a corporation subject to tax under subchapter C if sold pursuant to such timber cutting contracts.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

•	We may be subject to the “alternative minimum tax” as a consequence of our items of tax preference.

•

If we have net income from the sale or other disposition of “foreclosure property” that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate (currently 35%) on such income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by property or on a lease of the property.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test as discussed below but have otherwise maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

•

If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

We will generally be required to pay a 4% excise tax on the amount by which our annual distributions to shareholders are less than the sum of (1) 85% of our ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, other than capital gain income we elect to retain and pay tax on and (3) any undistributed taxable income from prior periods, other than capital gains from such years which we elect to retain and pay tax on.

•

A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary, or TRS, if and to the extent that the IRS successfully determines the items were transacted at less than arm’s length and adjusts the reported amounts of these items.

In addition, we, including our subsidiaries and affiliated entities, may be subject to a variety of taxes, including payroll taxes and state, local and non-U.S. income, property and other taxes on our assets and operations. Our taxable REIT subsidiaries will also be subject to federal corporate income taxes on their taxable income.

Requirements for Qualification

We elected to be treated as a REIT beginning with our taxable year ended December 31, 2004. In order to continue to qualify as a REIT, we must meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income.

Organizational and Ownership Requirements

A REIT is a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Though our charter does not provide restrictions regarding transfers of our shares, we anticipate that the current diversity of our shareholder base will continue and that we will satisfy the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must request written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this request must be maintained as part of our records. Our failure to comply with these record keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the request is required by applicable Treasury Regulations to submit a statement with its tax return disclosing its actual ownership of the shares and other information. If we comply with these requirements and do not know, or exercising reasonable due diligence, would not have known, of our failure to meet condition (6) above, we will be treated as having met such condition.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests described below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by one or more other disregarded subsidiaries of the REIT, or by a combination of the two. Certain other entities, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, so that their income and assets are treated as income and assets of their regarded owners, including for purposes of the REIT gross income and asset tests. As of the date of this prospectus, Rayonier Operating Company and Forest Resources are treated as disregarded entities for federal income tax purposes, but they would be treated as partnerships if anyone other than us or one of our disregarded subsidiaries acquired an equity interest therein. Disregarded subsidiaries and disregarded entities are sometimes referred to herein as “pass-through subsidiaries.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its taxable income.

A REIT is not treated as holding the assets of a TRS or as receiving directly any income that a TRS earns. Rather, the shares of a TRS are an asset in the hands of the REIT, and the REIT recognizes as income any dividends that it receives from a TRS. This treatment can affect the gross income and asset test calculations described below.

Partnerships

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests described below.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements. First, for each taxable year we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from “prohibited transactions” and certain hedging income and foreign currency gains) from investments relating to real property or mortgages on real property (including “rents from real property” and “gain from the sale or other disposition of real property”) or from certain types of temporary investments. Second, for each taxable year we must derive, directly or indirectly, at least 95% of our gross income (excluding gross income from “prohibited transactions” and certain hedging income and foreign currency gains) from real property investments that satisfy the 75% test, dividends, interest and gain from the sale or disposition of shares or securities.

If we should realize any taxable income from the sale or other disposition of property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any partnership in which we are a partner) then such income would be treated as income from a “prohibited transaction” and would not count for purposes of applying the 95% and 75% gross income tests. Such income would, however, be subject to a 100% tax. We attempt to conduct any activities that could give rise to a prohibited transaction through our taxable REIT subsidiaries. For example, the manufacture and sale of wood products, certain types of timberland sales and sales of logs are conducted through our taxable REIT subsidiaries. Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. However, sales of timberlands that satisfy certain safe harbor requirements specified in the Code do not constitute prohibited transactions. We generally intend to conduct our activities so that our sales of timberlands (other than those undertaken by our taxable REIT subsidiaries) qualify for this safe harbor or are transacted under substantially similar facts as this safe harbor.

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. Substantially all of the rental income that we have received in the past and anticipate to receive in the future is derived from hunting leases, beekeeping leases, leases for the use of real property and the rental of rights of way through certain properties. We anticipate that any income we receive from such leases and other property interests will constitute “rents from real property” under the applicable rules. While we do not expect that we will receive a substantial amount of rental income, we will take steps to ensure that any such rental income will qualify as “rents from real property” for purposes of the 75% and 95% gross income tests or will not otherwise cause us to fail the 75% or 95% gross income test.

In addition, we have received a private letter ruling from the IRS substantially to the effect that our timberlands, including those timberlands that are subject to certain timber cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests, and that our gains derived from these timber cutting contracts will be from the sale of real property for purposes of the REIT gross income tests. In reaching these conclusions, the IRS expressly relied upon a representation from us that our disposal of timber pursuant to these timber cutting contracts will qualify as disposal of timber under Section 631(b) of the Code.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests is due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “General,” even if these relief provisions apply, a tax would be imposed with respect to the excess non-qualifying gross income.

Asset Tests

At the close of each calendar quarter, we must satisfy the following tests relating to the nature of our assets:

•	First, at least 75% of the value of our total assets must consist of:

—	interests in real property (such as timberlands), including leaseholds and options to acquire real property and leaseholds;

—	cash or cash items, including certain receivables;

—	government securities;

—	interests in mortgages on real property;

—	shares in other REITs; and

—	investments in shares or debt instruments during the one-year period following the receipt of new capital raised through equity offerings or public offerings of debt with at least a five-year term.

•	Second, not more than 25% of our total assets may be represented by securities other than securities satisfying the 75% test.

•

Third, other than investments included in the 75% asset class or securities of our taxable REIT subsidiaries, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

•

Fourth, other than investments included in the 75% asset class or securities of our taxable REIT subsidiaries, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

•	Fifth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

For purposes of the second, third and fourth asset tests, the term “securities” does not include equity or debt securities of a qualified REIT subsidiary or another disregarded entity, or equity interests in a partnership. Various securities, such as certain “straight debt” securities, are not treated as securities for purposes of the 10% value test.

The board of directors will determine the value of Rayonier’s assets for the purpose of ascertaining compliance with the REIT asset tests. Such a determination is binding upon the IRS so long as our board of directors acts in good faith. As of the date of this prospectus, we believe that we have satisfied the 75% asset test described above related to the value of our real estate assets, and we expect that, after the date of this prospectus, we will continue to meet the 75% asset test.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfy all of the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arises from changes in the market values of our assets and is not wholly or partly caused by our acquisition of one or more non-qualifying assets. If we do not satisfy the condition described in clause (2) of the preceding sentence, we still can avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arises.

A relief provision in the Code allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. Specifically, a REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets or $10,000,000 and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

No assurance can be given that these relief provisions would be available if we failed to satisfy one or more of the asset tests. See “—Failure to Qualify as a REIT.”

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of non-cash income. These distributions must be paid (or treated as paid) in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that we do not distribute (or we are not treated as having distributed) all of our capital gain or we distribute (or we are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed income at regular corporate tax rates. If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year (other than capital gain income that we elect to retain and pay tax on as provided for below) and (3) any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on), we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

We may elect to retain rather than distribute our net long-term capital gains. The effect of this election is that:

•	we would be required to pay the tax on such gains at regular corporate tax rates;

•

our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a shareholder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the annual distribution requirements described above, for example, due to timing or other differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at our taxable income. If we encounter this situation, we may elect to retain the capital gain and pay the tax on the gain. Nevertheless, in order to pay such tax or otherwise meet the distribution requirements, we may find it necessary to arrange for short or possibly long-term borrowings, issue equity, or sell assets.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Distribution of C Corporation Earnings and Profits

In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed tax earnings and profits (“E&P”) that is attributable to a C corporation taxable year (“C corporation E&P”). We believe that we distributed all of our C corporation E&P on or prior to December 31, 2003.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year and if the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us and, in fact, would not be required to be made. In such event, all distributions to shareholders would be subject to tax as ordinary income (and, through 2012 , as qualified dividend income to individual U.S. shareholders), to the extent of our current and accumulated E&P. Subject to certain limitations, corporate U.S. shareholders may be eligible for the dividends received deduction. After having qualified as a REIT, if we later fail to so qualify, unless entitled to relief under specific statutory provisions, we will be disqualified from being eligible to be subject to tax as a REIT for the four taxable years following the year during which our REIT qualification was lost.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities, guarantees, preferred shares, common shares or warrants in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name the issuer of the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with and perform services for us, Rayonier Operating Company, TRS Holdings, Forest Resources or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia and Charlotte, North Carolina, or by counsel named in a prospectus supplement. Certain tax matters will be passed upon for us by Vinson & Elkins L.L.P., Dallas, Texas.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Rayonier Inc.’s Annual Report on Form 10-K and the effectiveness of Rayonier Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by us in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions.

	Amount to be Paid*
SEC Registration Fee	$	**
Printing Expenses		50,000
Legal Fees and Expenses		235,000
Accountants’ Fees and Expenses		65,000
Rating Agency Fees		435,000
Fees and Expenses of Trustee and Counsel		25,000
Miscellaneous Costs		10,000

Total		$820,000

*	The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder
**	Under Rule 456(b) and Rule 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Rayonier

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (1) a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in his or her defense of any proceeding to which he or she was a party because of his or her status as such against resonable expenses incurred by him or her in connection with the proceeding, except to the extent limited or eliminated in the corporation’s articles of incorporation, and (2) a corporation may, but is not required to, indemnify a director or officer if he or she is not wholly successful in such defense, if it is determined that the director or officer meets certain standards of conduct, provided, however, when a director or officer is adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or is adjudged liable on the basis that personal benefit was improperly received by him or her in connection with any other proceeding, the corporation may not indemnify him or her. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification in certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

Rayonier’s articles of incorporation obligate Rayonier, to the maximum extent permitted by North Carolina law, to indemnify its directors and officers against all liabilities and expenses (including reasonable attorney’s fees) incurred in connection with any suit or proceeding. This right to indemnification includes the right of a director or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount. Rayonier’s articles of incorporation also provide that, to the full extent permitted by law, a director shall not be personally liable for monetary damages for breach of any duty as a director.

Reference is made to Article VI and Article VII of Rayonier’s Amended and Restated Articles of Incorporation included or incorporated by reference as an exhibit to this registration statement.

Rayonier has in effect insurance policies indemnifying its directors and officers and those of its subsidiaries against civil liabilities of such directors and officers.

In addition, Rayonier has indemnification agreements in effect between it and each of its directors.

Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify Rayonier’s directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to Rayonier by or on behalf of any such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Rayonier pursuant to the foregoing provisions, Rayonier has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Limited Liability Companies

Each of Belfast Commerce Centre LLC, Neoga Lakes, LLC, Rayonier Canterbury, LLC, Rayonier East Nassau Timber Properties I, LLC, Rayonier East Nassau Timber Properties II, LLC, Rayonier East Nassau Timber Properties III, LLC, Rayonier East Nassau Timber Properties IV, LLC, Rayonier East Nassau Timber Properties V, LLC, Rayonier East Nassau Timber Properties VI, LLC, Rayonier East Nassau Timber Properties VII, LLC, Rayonier Gulf Timberlands LLC, Rayonier Louisiana Timberlands LLC, Rayonier Minerals, LLC, Rayonier Operating Company, Rayonier Performance Fibers, LLC, Rayonier Products LLC, Rayonier Properties, LLC, Rayonier Timberlands Management, LLC, Rayonier TRS Forest Operations, LLC, Rayonier Wood Procurement, LLC, Rayonier Wood Products, L.L.C., and TerraPointe LLC, or the Delaware LLCs, are limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of the Delaware LLCs obligates the company, to the fullest extent permitted by law, to indemnify its members and officers against all liabilities and expenses (including reasonable attorney’s fees) incurred in connection with any suit or proceeding. This right to indemnification includes the right of a member or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount.

Additionally, the Board of Directors of Rayonier has by resolution determined that all persons serving on behalf of each of the Delaware LLCs at the request of Rayonier are entitled to the benefit of Rayonier’s indemnification obligations under Article VI of Rayonier’s Amended and Restated Articles of Incorporation. Rayonier also has in effect insurance policies indemnifying the member and officers of each of the Delaware LLCs against civil liabilities of such directors and officers.

Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify each of the Delaware LLCs’ members and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to it by or on behalf of any such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members, officers or persons controlling any of the Delaware LLCs pursuant to the foregoing provisions, each of the Delaware LLCs has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporations

Each of Rayonier TRS Louisiana Operations Inc., Rayonier TRS Mississippi Operations Inc., Rayonier TRS Tennessee Operations Inc., Southern Wood Piedmont Company, TRS Holdings, and TerraPointe Services Inc, or the Delaware Corporations, is a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The bylaws of each of Rayonier TRS Louisiana Operations Inc., Rayonier TRS Mississippi Operations Inc., Rayonier TRS Tennessee Operations Inc. and TRS Holdings obligate the corporation, to the maximum extent permitted by Delaware law, to indemnify its directors and officers against all liabilities and expenses (including reasonable attorney’s fees) incurred in connection with any suit or proceeding. This right to indemnification includes the right of a director or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount. The certificate of incorporation of each of these corporations also provides that, to the full extent permitted by law, a director shall not be personally liable for monetary damages for breach of any duty as a director.

The bylaws of each of Southern Wood Piedmont Company and TerraPointe Services Inc. obligate the corporation to indemnify its directors and officers to the maximum extent required or permitted by Delaware law. The certificate of incorporation of each of these corporations also provides that, to the full extent permitted by law, a director shall not be personally liable for monetary damages for breach of any duty as a director.

Additionally, the Board of Directors of Rayonier has by resolution determined that all persons serving on behalf of each of the Delaware Corporations at the request of Rayonier are entitled to the benefit of Rayonier’s indemnification obligations under Article VI of Rayonier’s Amended and Restated Articles of Incorporation. Rayonier also has in effect insurance policies indemnifying the directors and officers of each of the Delaware Corporations against civil liabilities of such directors and officers.

Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify each of the Delaware Corporations’ directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to it by or on behalf of any such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling any of the Delaware Corporations pursuant to the foregoing provisions, each of the Delaware Corporations has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Forest Resources

Under the Amended and Restated Agreement of Limited Partnership of Forest Resources, which we refer to in this paragraph as the Partnership, the Partnership will indemnify each general partner of the Partnership and each of its current and former directors, officers, employees and agents, and any person serving at the request of the Partnership in a similar capacity on behalf of another entity, against all expenses (including legal fees and expenses), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the defense and/or settlement of any threatened, pending or completed action, suit or proceeding related to the Partnership to which the indemnitee was, is or is threatened to be made a party to the extent that such person acted in good faith and in a manner her or she reasonably believed to be in or not opposed to the best interests of the Partnership and provided that his or her conduct did not constitute gross negligence or willful or wanton misconduct. The Partnership also will provide such indemnification in any action, suit or proceeding by or in the right of the Partnership to procure a judgment in its favor, provided that if the indemnitee is adjudged to have been liable for gross negligence or willful or wanton misconduct, such indemnification will be provided only in an amount that the court determines to be proper.

Additionally, the Board of Directors of Rayonier has by resolution determined that all persons serving on behalf of Forest Resources at the request of Rayonier are entitled to the benefit of Rayonier’s indemnification obligations under Article VI of Rayonier’s Amended and Restated Articles of Incorporation. Rayonier also has in effect insurance policies indemnifying the directors and officers of Forest Resources against civil liabilities of such directors and officers

Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify Forest Resources’ directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to Forest Resources by or on behalf of any such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Forest Resources pursuant to the foregoing provisions, Forest Resources has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement—Debt Securities

1.2*	Form of Underwriting Agreement—Equity Securities

4.1*	Form of Senior Debt Security

4.2*	Form of Subordinated Debt Security

4.3*	Specimen of Common Share Certificate of Rayonier Inc.

4.4*	Form of Preferred Share Certificate for Rayonier Inc.

4.5*	Form of Warrant Agreement (including form of Warrant)

Exhibit Number	Description

4.6	Form of Senior Indenture—Rayonier Inc. (incorporated by reference to Exhibit 4.2 of Registration Statement No. 333-143150)

4.7	Form of Subordinated Indenture—Rayonier Inc. (incorporated by reference to Exhibit 4.3 of Registration Statement No. 333-143150)

4.8	Form of Senior Indenture—Rayonier Operating Company LLC (incorporated by reference to Exhibit 4.8 of Post-Effective Amendment No. 1 to Registration Statement No. 333-167011)

4.9	Form of Subordinated Indenture—Rayonier Operating Company LLC (incorporated by reference to Exhibit 4.9 of Post-Effective Amendment No. 1 to Registration Statement No. 333-167011)

4.10	Form of Senior Indenture—Rayonier TRS Holdings Inc. (incorporated by reference to Exhibit 4.4 of Registration Statement No. 333-143150)

4.11	Form of Subordinated Indenture—Rayonier TRS Holdings Inc. (incorporated by reference to Exhibit 4.5 of Registration Statement No. 333-143150)

4.12	Form of Senior Indenture—Rayonier Forest Resources, L.P. (incorporated by reference to Exhibit 4.6 of Registration Statement No. 333-143150)

4.13	Form of Subordinated Indenture—Rayonier Forest Resources, L.P. (incorporated by reference to Exhibit 4.7 of Registration Statement No. 333-143150)

5.1	Opinion of Alston & Bird LLP as to the validity of the securities being issued

8.1	Opinion of Vinson & Elkins LLP with respect to certain tax matters

12.1	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.3	Consent of Vinson & Elkins LLP (included in Exhibit 8.1)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 regarding Rayonier Inc.’s Senior Indenture

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 regarding Subordinated Indenture

*	To be filed, if necessary, either as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this Registration Statement in connection with a specific offering of securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings.

(1)	Rule 415 Offering. The undersigned Registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)	That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to such undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(2)	Filings Incorporating Subsequent Exchange Act Documents by Reference. Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein by such Registrant, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Each undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(4)	Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)	Qualification of Trust Indenture Under the Trust Indenture Act of 1939 for Delayed Offerings. Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER INC.

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton	President, Chief Executive Officer and Director
Paul G. Boynton (Principal Executive Officer)

/s/ Hans E. Vanden Noort	Senior Vice President and Chief Financial Officer
Hans E. Vanden Noort (Principal Financial Officer and Principal Accounting Officer)

/s/ Lee M. Thomas	Chairman of the Board
Lee M. Thomas

/s/ C. David Brown, II	Director
C. David Brown, II

/s/ John E. Bush	Director
John E. Bush

Signature	Title

/s/ Mark E. Gaumond	Director
Mark E. Gaumond

/s/ Richard D. Kincaid	Director
Richard D. Kincaid

/s/ V. Larkin Martin	Director
V. Larkin Martin

/s/ James H. Miller	Director
James H. Miller

/s/ Thomas I. Morgan	Director
Thomas I. Morgan

/s/ David W. Oskin	Director
David W. Oskin

/s/ Ronald Townsend	Director
Ronald Townsend

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER OPERATING COMPANY LLC

By:	Rayonier Inc. Its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Chief Financial Officer

Rayonier Inc.

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER TRS HOLDINGS INC.

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President, Chief Executive Officer and Director

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller and Director

/s/ Carl E. Kraus Carl E. Kraus	Director

/s/ Jack M. Kriesel Jack M. Kriesel	Director

/s/ Charles Margiotta Charles Margiotta	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER FOREST RESOURCES, L.P.

By:	Rayonier Timberlands Management, LLC its General Partner

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President of the general partner of the Registrant

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller of the general partner of the Registrant

Rayonier Timberlands Management, LLC

By:	/s/ Paul G. Boynton	General Partner
Paul G. Boynton President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

BELFAST COMMERCE CENTRE LLC

By:	TerraPointe LLC its Managing Member

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

TerraPointe LLC

By:	/s/ Michael R. Herman	Managing Member
Michael R. Herman
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

NEOGA LAKES, LLC

By:	TerraPointe LLC its Managing Member

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Carl E. Kraus Carl E. Kraus (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Controller

TerraPointe LLC

By:	/s/ Michael R. Herman	Managing Member
Michael R. Herman Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER CANTERBURY, LLC

By:	Rayonier Operating Company LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

Rayonier Operating Company LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER EAST NASSAU TIMBER PROPERTIES I, LLC

By:	TerraPointe LLC its Managing Member

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

TerraPointe LLC

By:	/s/ Michael R. Herman	Managing Member
Michael R. Herman
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER EAST NASSAU TIMBER PROPERTIES II, LLC

By:	TerraPointe LLC its Managing Member

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

TerraPointe LLC

By:	/s/ Michael R. Herman	Managing Member
Michael R. Herman
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER EAST NASSAU TIMBER PROPERTIES III, LLC

By:	TerraPointe LLC its Managing Member

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

TerraPointe LLC

By:	/s/ Michael R. Herman	Managing Member
Michael R. Herman
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER EAST NASSAU TIMBER PROPERTIES IV, LLC

By:	TerraPointe LLC its Managing Member

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

TerraPointe LLC

By:	/s/ Michael R. Herman	Managing Member
Michael R. Herman
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER EAST NASSAU TIMBER PROPERTIES V, LLC

By:	TerraPointe LLC its Managing Member

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

TerraPointe LLC

By:	/s/ Michael R. Herman	Managing Member
Michael R. Herman
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER EAST NASSAU TIMBER PROPERTIES VI, LLC

By:	TerraPointe LLC its Managing Member

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

TerraPointe LLC

By:	/s/ Michael R. Herman	Managing Member
Michael R. Herman
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER EAST NASSAU TIMBER PROPERTIES VII, LLC

By:	TerraPointe LLC its Managing Member

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

TerraPointe LLC

By:	/s/ Michael R. Herman	Managing Member
Michael R. Herman
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER GULF TIMBERLANDS LLC

By:	Rayonier Operating Company LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Joseph L. Iannotti Joseph L. Iannotti (Principal Financial and Accounting Officer)	Vice President and Controller

Rayonier Operating Company LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER LOUISIANA TIMBERLANDS LLC

By:	Rayonier Operating Company LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Chief Financial Officer

Rayonier Operating Company LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER MINERALS, LLC

By:	Rayonier Operating Company LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

Rayonier Operating Company LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER PERFORMANCE FIBERS, LLC

By:	Rayonier Products LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

Rayonier Products LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER PRODUCTS LLC

By:	Rayonier TRS Holdings Inc. its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

Rayonier TRS Holdings Inc.

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER PROPERTIES, LLC

By:	Rayonier Products LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

Rayonier Products LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER TIMBERLANDS MANAGEMENT, LLC

By:	Rayonier Operating Company LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

Rayonier Operating Company LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER TRS FOREST OPERATIONS, LLC

By:	Rayonier Products LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

Rayonier Products LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER TRS LOUISIANA OPERATIONS INC.

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President and Director

/s/ Joseph L. Iannotti Joseph L. Iannotti (Principal Financial and Accounting Officer)	Vice President and Controller

/s/ W. Edwin Frazier III W. Edwin Frazier III	Director

/s/ Carl E. Kraus Carl E. Kraus	Director

/s/ Charles Margiotta Charles Margiotta	Director

/s/ Hans E. Vanden Noort Hans E. Vanden Noort	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER TRS MISSISSIPPI OPERATIONS INC.

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President and Director

/s/ Joseph L. Iannotti Joseph L. Iannotti (Principal Financial and Accounting Officer)	Vice President and Controller

/s/ W. Edwin Frazier III W. Edwin Frazier III	Director

/s/ Carl E. Kraus Carl E. Kraus	Director

/s/ Charles Margiotta Charles Margiotta	Director

/s/ Hans E. Vanden Noort Hans E. Vanden Noort	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER TRS TENNESSEE OPERATIONS INC.

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President and Director

/s/ Joseph L. Iannotti Joseph L. Iannotti (Principal Financial and Accounting Officer)	Vice President and Controller

/s/ W. Edwin Frazier III W. Edwin Frazier III	Director

/s/ Carl E. Kraus Carl E. Kraus	Director

/s/ Charles Margiotta Charles Margiotta	Director

/s/ Hans E. Vanden Noort Hans E. Vanden Noort	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER WOOD PROCUREMENT, LLC

By:	Rayonier Products LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

Rayonier Products LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

RAYONIER WOOD PRODUCTS, L.L.C.

By:	Rayonier Products LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Senior Vice President and Controller

Rayonier Products LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

SOUTHERN WOOD PIEDMONT COMPANY

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	President and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Michael R. Herman Michael R. Herman (Principal Executive Officer)	President and Chairman of the Board

/s/ John J. Kublbock John J. Kublbock (Principal Financial and Accounting Officer)	Vice President, Controller and Director

/s/ W. Edwin Frazier III W. Edwin Frazier III	Director

/s/ Charles H. Hood Charles H. Hood	Director

/s/ Helen Rowan Helen Rowan	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

TERRAPOINTE LLC

By:	Rayonier Products LLC its Managing Member

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Carl E. Kraus Carl E. Kraus (Principal Executive Officer)	President

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Controller

Rayonier Products LLC

By:	/s/ Paul G. Boynton	Managing Member
Paul G. Boynton
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 29th day of February 2012.

TERRAPOINTE SERVICES INC.

By:	/s/ Charles Margiotta
	Name:	Charles Margiotta
	Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Edwin Frazier, III and Michael R. Herman, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Charles Margiotta Charles Margiotta (Principal Executive Officer)	President and Director

/s/ Hans E. Vanden Noort Hans E. Vanden Noort (Principal Financial and Accounting Officer)	Controller and Director

/s/ W. Edwin Frazier III W. Edwin Frazier III	Director

/s/ Paul G. Boynton Paul G. Boynton	Director

EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement—Debt Securities

1.2*	Form of Underwriting Agreement—Equity Securities

4.1*	Form of Senior Debt Security

4.2*	Form of Subordinated Debt Security

4.3*	Specimen of Common Share Certificate of Rayonier Inc.

4.4*	Form of Preferred Share Certificate for Rayonier Inc.

4.5*	Form of Warrant Agreement (including form of Warrant)

4.6	Form of Senior Indenture—Rayonier Inc. (incorporated by reference to Exhibit 4.2 of Registration Statement No. 333-143150)

4.7	Form of Subordinated Indenture—Rayonier Inc. (incorporated by reference to Exhibit 4.3 of Registration Statement No. 333-143150)

4.8	Form of Senior Indenture—Rayonier Operating Company LLC (incorporated by reference to Exhibit 4.8 of Post-Effective Amendment No. 1 to Registration Statement No. 333-167011)

4.9	Form of Subordinated Indenture—Rayonier Operating Company LLC (incorporated by reference to Exhibit 4.9 of Post-Effective Amendment No. 1 to Registration Statement No. 333-167011)

4.10	Form of Senior Indenture—Rayonier TRS Holdings Inc. (incorporated by reference to Exhibit 4.4 of Registration Statement No. 333-143150)

4.11	Form of Subordinated Indenture—Rayonier TRS Holdings Inc. (incorporated by reference to Exhibit 4.5 of Registration Statement No. 333-143150)

4.12	Form of Senior Indenture—Rayonier Forest Resources, L.P. (incorporated by reference to Exhibit 4.6 of Registration Statement No. 333-143150)

4.13	Form of Subordinated Indenture—Rayonier Forest Resources, L.P. (incorporated by reference to Exhibit 4.7 of Registration Statement No. 333-143150)

5.1	Opinion of Alston & Bird LLP as to the validity of the securities being issued

8.1	Opinion of Vinson & Elkins LLP with respect to certain tax matters

12.1	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.3	Consent of Vinson & Elkins LLP (included in Exhibit 8.1)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 regarding Rayonier Inc.’s Senior Indenture

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 regarding Subordinated Indenture

*	To be filed, if necessary, either as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this Registration Statement in connection with a specific offering of securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.